EXHIBIT 99.2

                                                   (Front)

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TRANSACTION REQUEST                           PEOPLES BANCORP INC.                                          ACCOUNT # 9999999999

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                                                                        OPTIONAL CASH INVESTMENT ELECTION
Mail to:  Shareowner Services
          Peoples Bancorp Inc.      PBN1                                [  ]  Enclosed is a check made payable to
          Dividend Reinvestment and Stock Purchase Plan                       Shareowner Services
          P.O. Box 64856                                                      for: $ _____________________________
          St. Paul, MN 55164-0856
                                                                        Minimum $100.00 / Maximum $10,000.00 per month
[  ]   Please change my address as indicated.
                                                                        Shareowner Services must receive your payment by
          SHAREHOLDER NAME                                              5 p.m. CT on (DATE) in order to invest it on the next
          ADDRESS 1                                                     purchase date.
          ADDRESS 2

                                                                        Shareowner Services will process your purchase instructions according to your Plan prospectus upon receipt of your
                                                                        properly completed request which includes ACCOUNT NUMBER or
                                                                        SSN and PLAN NAME. We will not be liable for any claim
                                                                        arising out of failure to purchase common shares on a
                                                                        certain date or at a specific price.

                                                                        Requests submitted on this form will only affect your
                                                                        Dividend Reinvestment and Stock Purchase Plan ("Plan")
                                                                        common shares, not common shares held in direct
                                                                        registration.

(Bar-coded account number)      (Bar-coded issue number)

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                                                    (Back)
TRANSACTION REQUEST (continued)

[  ]   1. Sell ________________________Plan shares as soon              Company Name: ___________________________________
          as practicable.

       2. Direct Deposit [  ]  Checking or [  ] Savings                 Shareowner 10 Digit
                                                                        Account Number     ______________________________
______________________________________       ______________________
          ABA/Routing Number                  Bank Account Number
(include voided check or deposit slip)                                            ALL REGISTERED OWNERS MUST SIGN

[  ]  3. Deposit ____________________ shares from the enclosed          X _______________________________________________
         certificate (s).
                                                                        X _______________________________________________
[  ]  4. Discontinue ACH

[  ]  5. Change ACH Amount $ _________________
                                                                        _________________________________________________
      6. Terminate From Plan (choose only one)                          Print Shareowner Names(s)
         [  ] Issue full shares & sell fractional share.
         [  ] Sell all Plan shares.                                     (___)______________________     _________________
         [  ] Issue __________ Plan shares and sell remaining shares.         Daytime Phone Number             Date

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